UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 16, 2006
____________________

VISUALANT, INCORPORATED
(formerly Starberrys Corporation)
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406
Seattle, Washington 98101
(206) 903-1351
(Address of Registrant’s principal executive office
and telephone number)
___________________________________________

Section 5 - Corporate Governance and Management

    Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2006, the Board of Directors voted to increase the number of Directors of the company from five members to six members. Effective as of June 16, 2006, William E. Gordon III was appointed to fill the newly-created Board seat.

Section 9 - Financial Statements and Exhibits

    Item 9.01 Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1 Press Release of Visualant, Inc. dated June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:	Visualant, Incorporated

Date: June 20, 2006	By:	/s/ Jerry D. Goldberg
Jerry D. Goldberg
Title: Chief Financial Officer and Secretary